Exhibit 10.61

Texas

338603

PROMISSORY NOTE

$95,000,000.00

as of October 7, 2010

(Dated)

For value received, the undersigned, herein called "Borrower," promises to pay to the order of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, who, together with any subsequent holder of this note (hereinafter, the "Note"), is hereinafter referred to as "Lender", at 720 E. Wisconsin Avenue, Milwaukee, WI 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United States, the principal sum of NINETY-FIVE MILLION DOLLARS or so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance at the rate and payable as follows:

Interest shall accrue from the date of advance until maturity at the rate of five and three hundredths percent (5.03%) per annum (the "Interest Rate").

Accrued interest only on the amount advanced shall be paid on the fifth day of the month following the date of advance, and on the fifth day of each month thereafter until October 5, 2012 ("Amortization Period Commencement Date"). On November 5, 2012 and on the fifth day of each month thereafter until maturity, installments of principal and interest shall be paid in the amount of $511,724.00.

Interest will be calculated assuming each month contains thirty (30) days and each calendar year contains three hundred sixty (360) days. In the event of a partial month, however, interest for such partial month will be calculated based on the actual number of days the principal balance of this Note is outstanding in the month and the actual number of days in the calendar year.

Payments shall be made directly to Lender by electronic transfer of funds using the Automated Clearing House System. All installments shall be applied first in payment of interest, calculated monthly on the unpaid principal balance, and the remainder of each installment shall be applied in payment of principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on March 5, 2020 (the "Maturity Date").

Borrower shall have the right, upon not less than ten (10) business days prior written notice of paying this Note in full with a prepayment fee. Borrower's failure to prepay within twenty (20) business days of the date of Borrower's written notice of prepayment shall be deemed a withdrawal of Borrower's notice of prepayment, and Borrower shall be required to submit another written notice of prepayment pursuant to the terms and conditions set forth in this Note if Borrower thereafter elects to prepay this Note. This prepayment fee represents consideration to Lender for loss of yield and reinvestment costs and shall also be payable whenever prepayment occurs as a result of the application of Condemnation Proceeds as defined in the Lien Instrument (as hereinafter defined). The prepayment fee shall be the greater of Modified Yield Maintenance or one percent (1%) of the outstanding principal balance of this Note.

"Modified Yield Maintenance" means the amount, if any, by which

(i) the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this Note) which, when compounded for such number of payment periods in a year, equals the sum of .50% (hereinafter "Applicable Percentage") and the linearly interpolated per annum effective yield of the two (2) Most Recently Auctioned United States Treasury Obligations (as hereinafter defined) having maturity dates most nearly equivalent to the Average Life Date (as hereinafter defined) as reported by The Wall Street Journal ("WSJ") dated one (1) business day prior to the date of prepayment (except that the WSJ Weekend Edition shall be used in lieu of the Monday WSJ provided the previous business day's Treasury yields are published therein); exceeds

(ii) the outstanding principal balance of this Note (exclusive of all accrued interest).

If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the sum of the Applicable Percentage and the linearly interpolated per annum effective yield of the two (2) Treasury Constant Maturity Series yields having maturity dates most nearly equivalent to the remaining Average Life of the remaining principal balance of the Indebtedness (as hereinafter defined) reported, for the latest day for which such yields shall have been so reported, as of one (1) business day preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations.

"Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this Note.

"Most Recently Auctioned United States Treasury Obligations" means the U.S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 2 years and 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury.

"Average Life Date" means the date which is the Average Life from the date of prepayment.

"Average Life" means the weighted-average time for the return of the then-remaining principal balance of the Indebtedness as of the date of prepayment.

Upon the occurrence of an Event of Default (as defined in the Lien Instrument) followed by the acceleration of the whole indebtedness evidenced by this Note, the payment of such indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include the prepayment fee required under the prepayment in full right recited above.

In the event of a partial prepayment of this Note for any reason contemplated in the Loan Documents (as defined in the Lien Instrument), the prepayment fee, if required, shall be an amount equal to the prepayment fee if this Note were prepaid in full, multiplied by a fraction, the numerator of which shall be the principal amount prepaid and the denominator of which shall be the outstanding principal balance of this Note immediately preceding the partial prepayment date.

Notwithstanding the above and provided Borrower is not in default under any provision contained in the Loan Documents, this Note may be prepaid in full at any time, without a prepayment fee, during the last sixty (60) days of the term of this Note.

Notwithstanding anything herein or in the other Loan Documents to the contrary, in the event Lender elects to apply any insurance proceeds held by Lender to the prepayment of the indebtedness evidenced by this Note, no prepayment fee shall be required to be paid.

Borrower acknowledges and agrees that the Interest Rate hereunder shall be increased if certain financial statements and other reports are not furnished to Lender, all as described in more detail in the provision of the Lien Instrument entitled "Financial Statements".

This Note is secured by certain property (the "Property") in the County of Harris, State of Texas described in a Deed of Trust and Security Agreement (the "Lien Instrument") of even date herewith executed by TPG-2101 CITYWEST 3 & 4, L.P., a Delaware limited partnership, to STEVEN R. HOLLE, as Trustee for THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY.

Upon the occurrence of an Event of Default (as defined in the Lien Instrument), the whole unpaid principal hereof and accrued interest shall, at the option of Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such option being hereby expressly waived.

All parties at any time liable, whether primarily or secondarily, for payment of indebtedness evidenced hereby, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection; consent to the extension by Lender of the time of said payments or any part thereof; further consent that the real or collateral security or any part thereof may be released by Lender, without in any way modifying, altering, releasing, affecting, or limiting their respective liability or the lien of the Lien Instrument; and agree to pay reasonable attorneys' fees and expenses of collection in case this Note is placed in the hands of an attorney for collection or suit is brought hereon and any actual out-of-pocket attorneys' fees and expenses incurred by Lender to enforce or preserve its rights under any of the Loan Documents in any bankruptcy or insolvency proceeding, provided, however, such attorneys' fees or expenses shall not include any fees or expenses incurred by Lender's in-house counsel.

All amounts due Lender including principal and, to the extent permitted by applicable law, interest not paid when due (without regard to any notice and/or cure provisions contained in any of the Loan Documents), including principal becoming due by reason of acceleration by Lender of the entire unpaid balance of this Note, shall bear interest from the due date thereof until paid at the Default Rate. "Default Rate" means the lower of a rate equal to the interest rate in effect at the time of the default as herein provided plus 5% per annum or the maximum rate permitted by law.

If the maturity of this Note is accelerated for any reason before the due date stated, or in the event of voluntary or other prepayment by the Borrower, including any prepayments of interest or fees, or in any other event, earned interest may never include more than the maximum amount permitted by law, computed from the date of each disbursement until payment, and any unearned interest otherwise payable hereunder which is in excess of the maximum permitted by law shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall at the option of Lender, unless otherwise required by applicable law, be either refunded to the Borrower or credited on the principal of this Note provided that for purposes of computing interest under this Note, all sum or sums paid or payable to Lender, in connection with the loan evidenced hereby, which constitute interest shall be taken into account by amortizing, prorating, allocating and spreading such sum or sums, in equal parts, throughout the period of the full stated term of the loan, to the extent permitted by law. Any interest computation under this Note shall be at not more than the maximum legal rate, it being the intention of the parties hereto to conform strictly to all applicable laws of the State of Wisconsin or the laws of the State adjudicated by a court of competent jurisdiction to be applicable and of the United States of America now or hereafter in force (it being the intention of the parties hereto that the laws of the State of Wisconsin and of the United States of America shall govern the maximum legal rate of interest permitted to be charged hereunder), and in the event it should be held that interest (or any other sum or sums paid or payable to Lender in connection with the loan evidenced hereby deemed to constitute interest) payable under this Note is in excess of the maximum permitted by such laws, the interest chargeable hereunder shall be reduced to the maximum amount permitted by such laws.

Notwithstanding any provision contained herein or in the Lien Instrument to the contrary, if Lender shall take action to enforce the collection of the indebtedness evidenced hereby or secured by the Lien Instrument (collectively, the "Indebtedness"), its recourse shall, except as provided below, be limited to the Property or the proceeds from the sale of the Property and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignment (as defined in the Lien Instrument), (ii) under separate guarantees, if any, (iii) under any of the other Loan Documents (as defined in the Lien Instrument) and (iv) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against Borrower for or on account of such deficiency; provided, however, that the provisions contained in this paragraph

(i) shall not in any way affect or impair the validity or enforceability of the Indebtedness or the Lien Instrument; and

(ii) shall not prevent Lender from seeking and obtaining a judgment against Borrower, and Borrower shall be personally liable, for any deficiency to the extent of the Recourse Obligations.

"Recourse Obligations" means

(a) rents and other income from the Property received by Borrower or those acting on behalf of Borrower from and after the date of any default under the Loan Documents remaining uncured prior to the Conveyance Date (as hereinafter defined), which rents and other income have not been applied to the payment of principal and interest on this Note or to reasonable operating expenses of the Property;

(b) amounts necessary to repair any damage to the Property caused by physical waste committed by Borrower or those acting on behalf of Borrower;

(c) insurance loss and Condemnation Proceeds (as defined in the Lien Instrument) released to Borrower but not applied in accordance with any written agreement between Borrower and Lender as to their application;

(d) the amount of insurance loss proceeds which would have been available with respect to a casualty on the Property, but were not available due to the default by Borrower in carrying all insurance required under the Loan Documents;

(e) damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by Borrower or any other person or entity acting on behalf of Borrower;

(f) amounts in excess of any rents or other revenues collected by Lender from operation of the Property from and after acceleration of the Indebtedness until the Conveyance Date, which amounts are necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Property (to the extent not previously deposited with Lender by Borrower pursuant to the provision of the Lien Instrument following the caption entitled "Deposits by Grantor"), and amounts required to fulfill Borrower's obligations as lessor under any leases of the Property, in each case, either paid by Lender and not reimbursed prior to, or remaining due or delinquent on the Conveyance Date;

(g) all security deposits under leases of the Property or any portion of the Property collected by Borrower, any agent of Borrower or any predecessor of Borrower, and not refunded to the tenants thereunder in accordance with their respective leases, applied in accordance with such leases or law or delivered to Lender, and all advance rents collected by Borrower, any agent of Borrower or any predecessor of Borrower and not applied in accordance with the leases of the Property or delivered to Lender;

(h) all outstanding amounts due under the Indebtedness, including principal, interest, and other charges if there shall be a violation of any of the provisions of the Lien Instrument following the caption entitled "Prohibition on Transfer/One-Time Transfer",

(i) losses actually incurred by Lender as a result of Borrower's failure to fully perform its obligations as landlord under that certain lease dated June 15, 2006 between BMC Software, Inc., as tenant, and Borrower, as landlord, as amended from time to time (the "BMC Lease"); and

(j) any re-leasing costs incurred by Lender as a result of Borrower's failure to maintain the Re-leasing Reserve described in the Re-leasing Reserve Agreement of even date herewith executed by and between Borrower and Lender.

(k) any losses suffered by Lender as a result of the Property not being in compliance with all applicable zoning and land use ordinances, covenants, statutes, and regulations; and

(l) reasonable attorneys' fees and expenses of outside counsel incurred to the extent suit is brought to collect any of the amounts described in subparagraphs (a) though (k) above.

"Conveyance Date" means the first to occur of: (i) the later of (a) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instrument or (b) the date on which Borrower's statutory right of redemption shall expire or be waived, (ii) a Valid Tender Date or (iii) the date of the conveyance of the Property to Lender in lieu of foreclosure.

"Valid Tender Date" means the date on which a Tender is made which, with the passage of time, becomes a Valid Tender.

"Tender" means the tender by Borrower of (i) true, complete and accurate copies of all leases of the Property with an instrument assigning them to Lender or Lender's designee and (ii) a special warranty or bargain and sale deed conveying good and marketable title to the Property to Lender or Lender's designee, subject to no liens or encumbrances subordinate to the lien securing the Indebtedness not appearing on Lender's policy of title insurance issued to Lender in connection with the loan evidenced by this Note or not previously approved in writing by Lender.

"Valid Tender" means (i) a Tender and (ii) the passage of the Review Period, during which period, Borrower shall not create any consensual liens on the Property and Borrower shall not be or become a debtor in any bankruptcy proceeding or the subject of any other insolvency proceeding (other than a bankruptcy or other insolvency proceeding commenced by Lender or any of its affiliates).

"Review Period" means the period of time from the date of the Tender until the earlier of (i) sixty (60) days thereafter or (ii) the date of acceptance of the Tender by Lender or Lender's designee.

Lender or Lender's designee shall have the Review Period to accept or reject a Tender to enable Lender or Lender's designee to review title to, and obtain an environmental assessment of, the Property, and, at Lender's or Lender's designee's option, the deed and lease assignment shall be deposited into an escrow during the Review Period.

If Lender or Lender's designee shall not accept such Tender within the Review Period, the Tender shall be deemed to be rejected, but a Valid Tender shall remain a Valid Tender despite such rejection.

Except as otherwise set forth herein, this Note, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of Texas.

TPG-2101 CITYWEST 3 & 4, L.P., a Delaware

limited partnership

By: TPG-2101 CityWest 3 & 4 GP, LLC, a

Delaware limited liability company,

its general partner

By: /s/ John R. Sischo

Name: John R. Sischo

Its: Vice President

By: /s/ Todd L. Merkle

Name: Todd L. Merkle

Its: Vice President